EXHIBIT 21

SCHEDULE OF SUBSIDIARIES
Subsidiaries of CIRCOR International, Inc.

I. Subsidiaries of CIRCOR International, Inc.:
1.    CIRCOR (Jersey) Ltd., a United Kingdom Company (83% ownership)
2.    CIRCOR Aerospace, Inc., a Delaware Corporation
3.    CIRCOR Energy Products, Inc., an Oklahoma Corporation
4.    CIRCOR Luxembourg Holdings Sarl, a Luxembourg Limited Liability Company (39%)
5.    Dovianus B.V., a Netherlands Corporation
6.    CIRCOR France, a French Corporation
7.    Leslie Controls, Inc., a Delaware Corporation
8.    Patriot Holdings, Inc., a Colorado Corporation
9.    Spence Engineering Company, Inc., a Delaware Corporation
10.    CIRCOR German Holdings Management GmbH, a German Closed Corporation

II. Subsidiaries of CIRCOR Aerospace, Inc.:

1.    CIRCOR IP Holding Co., a Delaware Corporation
2.    CIRCOR Instrumentation Technologies, Inc., a New York Corporation
3.    CIRCOR Luxembourg Holdings Sarl., a Luxembourg Limited Liability Company (<1%)

III. Subsidiaries of CIRCOR Instrumentation Technologies, Inc.:
1.    CIRCOR (Jersey) Ltd., a United Kingdom Company (17% ownership)
2.    Dopak Inc., a Texas Corporation

IV. Subsidiaries of CIRCOR Energy Products, Inc.:
1.    CIRCOR Luxembourg Holdings Sarl., a Luxembourg Limited Liability Company (approx. 61%)
2.    CIRCOR LLC, a Massachusetts Limited Liability Company

V. Subsidiaries of CIRCOR (Jersey), Ltd.:

1.    CIRCOR German Holdings, LLC, a Delaware Limited Liability Company

VI. Subsidiaries of CIRCOR German Holdings, LLC:
1.    CIRCOR German Holdings GmbH & Co. KG, a German Private Company

VII. Subsidiaries of CIRCOR German Holdings GmbH & Co. KG:

1.    Regeltechnik Kornwestheim GmbH, a German Corporation
2.    SCHROEDAHL-ARAPP Spezialarmaturen GmbH & Co. KG, a German Corporation

VIII. Subsidiaries of CIRCOR Luxembourg Holdings, Sarl.

1.    CEP Holdings Sarl., a Luxembourg Limited Liability Company (6% ownership)
2.    CIRCOR Energy Products (Canada) ULC, an Alberta Unlimited Liability Company
3.    Howitzer Acquisition Limited, a United Kingdom Corporation
4.    CIRCOR India Holdings BV, a Netherlands Corporation
5.    CIRCOR Middle East FZE, a United Arab Emirates Corporation
6.    CIRCOR Do Brasil Particpaçöes LTDA, a Brazilian Corporation (>99%)

IX. Subsidiaries of CIRCOR Do Brasil Particpaçöes LTDA.

1.    CIRCOR do Brasil Industria e Comercio LTDA, a wholly owned subsidiary of CIRCOR do Brasil Participacoes LTDA

X. Subsidiaries of CIRCOR Energy Products (Canada) ULC, an Alberta Unlimited Liability Company

1.    CEP Holdings Sarl., a Luxembourg Limited Liability Company (94% ownership)

XI. Subsidiaries of CEP Holdings, Sarl.
1.    Pibiviesse Srl., an Italian Company
2.    CIRCOR Do Brasil Particpaçöes LTDA, a Brazilian Corporation (1%)

XII. Subsidiaries of Pibiviesse, Srl.:

1. CIRCOR Valve Company, Ltd., a Chinese Foreign Owned Enterprise

XIII. Subsidiaries of Howitzer Acquisition Limited, a United Kingdom Corporation

1.    Hale Hamilton (Valves) Limited, a United Kingdom Corporation
2.    Pipeline Engineering Supply Co., Limited, a United Kingdom Corporation

XIV. Subsidiaries of CIRCOR India Holdings BV, a Netherlands Corporation

1.    CIRCOR India LLC, a Delaware Limited Liability Company
2.    CIRCOR Flow Technologies India Private Ltd, an Indian Private Company

XV. Subsidiaries of CIRCOR France, a French Corporation

1.    CIRCOR Bodet, a French Corporation
2.    CIRCOR Maroc, a Moroccan Corporation
3.    CIRCOR Industria, a French Corporation

XVI. Subsidiaries of Pipeline Engineering Supply Co. LTD., a United Kingdom Corporation

1.    Pipeline LTD, a Singapore Limited Company